Exhibit 99.2

Exhibit 99.2 MARCH 15, 2022 Primary Endpoint Day 90 Analysis

Disclaimer This presentation (“Presentation”) is for informational purposes only. The information contained herein does not purport to be all-inclusive and neither Better Therapeutics, Inc. (“BetterTX” or the “Company“) nor any of its respective affiliates nor any of its or their control persons, officers, directors, employees or representatives makes any representation or warranty, express or implied, as to the accuracy, completeness or reliability of the information contained in this Presentation. You should consult your own counsel and tax and financial advisors as to legal and related matters concerning the matters described herein, and, by accepting this Presentation, you confirm that you are not relying upon the information contained herein to make any decision. The reader shall not rely upon any statement, representation or warranty made by any other person, firm or corporation in making its investment or decision to invest in the Company. Neither the Company nor any of its respective affiliates nor any of its or their control persons, officers, directors, employees or representatives, shall be liable to the reader for any information set forth herein or any action taken or not taken by any reader, including any investment in shares of the Company. Certain information contained in this Presentation relates to or is based on studies, publications, surveys and the Company’s own internal estimates and research. In addition, all of the market data included in this Presentation involves a number of assumptions and limitations, and there can be no guarantee as to the accuracy or reliability of such assumptions. Finally, while the Company believes its internal research is reliable, such research has not been verified by any independent source. This meeting and any information communicated at this meeting are strictly confidential and should not be discussed outside your organization. Forward-Looking Statements. Certain statements in this Presentation may be considered forward-looking statements, within the meaning of the safe harbor provisions under the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements are typically identified by words such as “plan,” “believe,” “expect,” “anticipate,” “intend,” “outlook,” “estimate,” “forecast,” “project,” “continue,” “could,” “may,” “might,” “possible,” “potential,” “predict,” “should,” “would” and other similar words and expressions, but the absence of these words does not mean that a statement is not forward-looking. The forward-looking statements in this press release include, but are not limited to, statements regarding the timing and results of the ongoing trial of BT-001 in patients with type 2 diabetes, the Company’s plans regarding FDA submissions expectations related to the potential benefits of BT-001 and CBT and their potential treatment applications, the Company’s plans regarding the research and advancement of its product candidates for additional treatments, expectations related to the interest of healthcare providers and payers in PDTs and legislative developments affecting PDTs and the outcome of such developments, among others. These forward-looking statements are based on the current expectations of the management of the Company and are inherently subject to uncertainties and changes in circumstances and their potential effects and speak only as of the date of such statement. There can be no assurance that future developments will be those that have been anticipated. These forward-looking statements involve a number of risks, uncertainties or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements including: risks related to the Company’s business, such as the willingness of the FDA to authorize PDTs for commercial distribution and insurance companies to reimburse their use, market acceptance of PDTs, the risk that the results of previously conducted studies will not be repeated or observed in ongoing or future studies involving our product candidates and other risks and uncertainties included under the header “Risk Factors” in the definitive proxy statement/prospectus filed by us on October 12, 2021. 2

Baseline Characteristics Diverse, nationally representative patient population recruited from 6 states Standard of Care BT-001 Overall Parameter / Category Statistic (n=343) (n=326) (n=669) Age (yrs) Mean 57.5 57.6 57.5 % Female % 56.3% 56.1% 56.2% Race % White 60.1% 59.5% 59.8% Black or African American 28.3% 28.5% 28.4% Asian 5.0% 4.0% 4.5% American Indian or Alaskan Native 0.9% 1.2% 1.0% Native Hawaiian or Other Pacific Islander 0.3% 0.3% 0.3% Ethnicity—Hispanic or Latino % 14.0% 17.5% 15.7% Median Household Income Median $61,330 $64,228 $62,723 % High school degree only, and some college but no degree % 40.8% 37.7% 39.4% 4

Baseline Characteristics Participants had long-standing T2 diabetes, high cardiovascular risk, multiple comorbidities and extensive medication use Standard of Care BT-001 Overall Parameter / Category Statistic (n=343) (n=326) (n=669) BMI (kg/m2) Mean 35.0 35.0 35.0 Baseline HbA1c (%) Mean 8.1% 8.2% 8.1% Years Since Diagnosis Mean 10.9 11.0 11.0 % on 2 or More Antihyperglycemic Medications % 69.9% 69.0% 69.3% Using Antihypertensive Medications % 71.1% 67.5% 69.4% % on 2 or More Number of Antihypertensive Medications (1) % 66.5% 69.0% 67.7% 10 Year CV Risk Score Mean 15.1% 15.1% 15.1% Number of Comorbidities Mean 2.7 2.8 2.7 (1) For those treated for hypertension (67.5% of participants) 5

Change in A1c (-0.4%) was Clinically Meaningful and Highly Statistically Significant Standard of Care BT-001 Statistic Difference P-value (n=307) (n= 295) Baseline Mean (SD) 8.1% (0.9) 8.2% (0.9) Day 90 Mean (SD) 8.2% (1.4) 7.9% (1.3) Day 90, Change From Baseline Intent to Treat Population Mean (SD) 0.1% (1.2) -0.3% (1.1) 0.4% <0.001 Per Protocol Population Mean (SD) 0.1% (1.1) -0.3% (.9) 0.4% <0.001 Decreased by 0.4% or more % of Group 25.4% 42.7% 17.3% <0.001Better 6

Safety Data Summary Study demonstrates expected profile in T2DM population. No meaningful differences between groups. No events related to BT-001 device. Standard of Care BT-001 Overall (n=343) (n=326) (n=669) Number of Subjects who Subjects Events Subjects Events Subjects Events Experienced: n (%) n n (%) n n (%) n A TEAE (Treatment-Emergent 76 (22.2%) 113 68 (20.9%) 111 144 (21.5%) 224 Adverse Event) A Serious TEAE 10 (2.9%) 104 (1.2%) 4 14 (2.1%) 14 A TEAE Possibly/Probably Related 0 (0.0%) 0 0 (0.0%) 0 0 (0.0%) 0 to Study Intervention A TEAE that is Related to Medical 0 (0.0%) 0 0 (0.0%) 0 0 (0.0%) 0 Soft ware Better 7

Dose Response of nCBT Higher dose associated with larger improvements, without increased adverse events Low Use of Behavior Moderate Use of High Use of Therapy Behavior Therapy Behavior Therapy < 5 lessons 5-10 lessons >10 lessons 0- 0.04% -0.1 % Mean Change in A1c in -0.2 Change -0.21% Mean -0.3% -0.4 -0.43% Better 8

Patient Engagement Pilot 4.9 7.5 5 9 68% 64% Pivotal 5.7 7.5 45 64% 89% Minutes / Day Percent of Patients Average Lessons Percent of Patients Using Net Promoter Using BT-001 as Completed the App at Week 10 Score Intended Better 9

B+